EXHIBIT - 4.5
                                                             CONFORMED COPY
                                                             CONFORMED COPY
          ________________________________________________________________
          ________________________________________________________________
                               JOHN H. HARLAND COMPANY
                                   NOTE AGREEMENT
                            Dated as of December 1, 1993
                $85,000,000 6.60% Senior Notes Due December 30, 2008
          ________________________________________________________________
          ________________________________________________________________

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                                  TABLE OF CONTENTS
                            (Not a part of the Agreement)
                                                               Page
                                                               ____
          1.   DESCRIPTION OF NOTES AND COMMITMENT
               1.1. Description of Notes ......................
               1.2. Commitment, Closing Date ..................
               1.3. Other Purchasers ..........................
          2.   PREPAYMENT OF NOTES
               2.1. Required Prepayments ......................
               2.2. Optional Prepayments ......................
               2.3. Notice of Prepayments .....................
               2.4. Allocation of Prepayments .................
               2.5. Direct Payment ............................
          3.   REPRESENTATIONS
               3.1. Representations of the Company ............
               3.2. Representations of the Purchasers .........
          4.   CLOSING CONDITIONS
               4.1. Representations and Warranties ............
               4.2  Legal Opinions ............................
               4.3. Events of Default .........................
               4.4. Sale of Notes .............................
               4.5  Legality of Investment ....................
               4.6  Satisfactory Proceedings ..................
               4.7. Payment of Fees and Expenses ..............
               4.8. Waiver of Conditions ......................
          5.   COMPANY COVENANTS
               5.1  Payment ...................................
               5.2. Corporate Existence, etc ..................
               5.3. Insurance .................................
               5.4. Taxes, Claims for Labor and Materials,
                      Compliance with Laws.....................
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                                                               Page
                                                               ____
               5.5. Maintenance, Etc ..........................
               5.6. Nature of Business ........................
               5.7. Fixed Charge Coverage .....................
               5.8. Limitations of Indebtedness ...............
               5.9. Limitations on Liens ......................
               5.10.Mergers, Consolidations and Sales of Assets
               5.11.Sale of Assets.............................
               5.12 Investments ...............................
               5.13. Repurchase of Notes.......................
               5.14. Transactions with Affiliates..............
               5.15. ERISA.....................................
               5.16. Reports and Rights of Inspection..........
               5.17. Filings with S&P and NAIC.................
               5.18 Information to Prospective Purchasers .....
          6.   EVENTS OF DEFAULT AND REMEDIES THEREFOR
               6.1. Events of Default .........................
               6.2. Acceleration of Maturities ................
               6.3. Rescission of Acceleration ................
               6.4. Other Remedies ............................
               6.5. Conduct No Waiver; Collection Expenses ....
               6.6. Remedies Cumulative .......................
               6.7. Notice of Default .........................
          7.   AMENDMENTS, WAIVERS AND CONSENTS
               7.1. Consent Required ..........................
               7.2. Effect of Amendment or Waiver .............
               7.3. Solicitation of Noteholders ...............
          8.   INTERPRETATION OF AGREEMENT; DEFINITIONS
               8.1. Definitions ...............................
               8.2. Accounting Principles .....................
               8.3. Directly or Indirectly ....................
               8.4. Valuation Principles ......................
          9.   REGISTRATION, TRANSFER, EXCHANGE AND
                 REPLACEMENT OF NOTES
               9.1. Registered Notes ..........................
               9.2. Exchange of Notes ..........................
               9.3  Loss, Theft, etc. of Notes ................
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                                                               Page
          10.  MISCELLANEOUS
               10.1.Expenses, Stamp Tax Indemnity .............
               10.2.Powers and Rights Not Waived;
                       Remedies Cumulative
               10.3.Notices....................................
               10.4.Reproduction of Documents .................
               10.5.Successors and Assigns ....................
               10.6.Survival of Covenants and Representations..
               10.7.Integration; Severability .................
               10.8.Governing Law..............................
               10.9.Headings ..................................
               10.10Counterparts ..............................
               10.11Agent's Fees ..............................
               10.12Consent to Jurisdiction ...................
               10.13Usury Not Intended; Savings Provisions ....
          Signature Page ......................................
          ATTACHMENTS TO NOTE AGREEMENT:
          Schedule I -   Principal Amount of Notes to Be Purchased
          Annex I  -     List of Subsidiaries and Jurisdictions in Which
                            the Company and Its Subsidiaries Are Qualified as
                             Foreign Corporations
          Annex II -     Description of Liens
          Annex III -    List of Indebtedness
          Exhibit A -    Form of 6.60% Senior Note Due December 30, 2008
          Exhibit B -    Legal Opinion of Special Counsel for the
                           Purchasers
          Exhibit C -    Legal Opinion of Counsel for the Company
                                        -iii-

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                               JOHN H. HARLAND COMPANY
                                  2939 Miller Road
                               Decatur, Georgia 30035
                                   NOTE AGREEMENT
                                                                 Dated as
                                                                    of
                                                           December 1, 1993
          To each of the Purchasers
          listed on Schedule I Hereto
          Gentlemen:
               The undersigned, JOHN H. HARLAND COMPANY, a Georgia corporation (the "Company"), agrees with each of the purchasers listed on Schedule I hereto (each, a "Purchaser") as follows:
          SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT.
               1.1. Description of Notes.
                                          The Company will authorize the
          issuance and sale of $85,000,000 aggregate principal amount of its 6.60% Senior Notes Due December 30, 2008 (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 6.60% per annum, to mature December 30, 2008 and to be substantially in the form attached hereto as Exhibit A.
          Interest on the Notes shall be payable semi-annually on June 30 and December 30 in each year (commencing June 30, 1994) and at maturity and shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the Make-Whole Amount, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include the Notes delivered pursuant to this Agreement and each Note issued upon transfer thereof or in exchange therefor.
               1.2. Commitment, Closing Date.
                                              Subject to the terms and
          conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, Notes of the Company in the principal amount set opposite such Purchaser's name in
          Schedule I at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.
               Delivery of the Notes will be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Quaker Tower,

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          Chicago, Illinois  60610, at 10:00 a.m., Chicago Time, on the
          earlier of December 17, 1993 or at such other time or on such other date as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). Delivery of the Notes to each of the Purchasers on the Closing Date shall be against payment of the purchase price thereof in Federal Funds or other immediately available funds in U.S. dollars transmitted to NationsBank of Georgia, N.A., ABA #061000052, for deposit in the Company's Account No. 05211529. The Notes will be delivered to each Purchaser in the form of a single registered Note for the full amount of its purchase (unless different denominations are specified in Schedule I), registered in the name of such Purchaser or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the Closing
          Date. If on the Closing Date the Company shall fail to tender the Note to any Purchaser, such Purchaser shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Note.
               1.3. Other Purchasers.
                                      The obligation of each Purchaser
          and the obligations of the Company hereunder are subject to the execution and delivery of this Agreement by the other
          Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the act of any other Purchaser.
          SECTION 2.  PREPAYMENT OF NOTES.
               2.1. Required Prepayments.
                                          In addition to payment of all
          outstanding principal of the Notes at maturity and regardless of the amount of Notes that may be outstanding from time to time, the Company agrees that it will prepay and there shall become due and payable $8,500,000 of the outstanding principal amount of the Notes, or such lesser amount as would constitute payment in full of the Notes on such date, on June 30 and December 30 of each year, commencing June 30, 2004 through June 30, 2008, inclusive. The entire unpaid principal amount of the Notes shall become due and payable on December 30, 2008. No premium shall be payable in connection with any required prepayment made when due pursuant to this Section 2.1.
               2.2. Optional Prepayments.
                                          (a) Upon notice as provided in
          Section 2.3, the Company may prepay the outstanding Notes (in units of $1,000,000 or integral multiples thereof), in whole or in part, on any June 30 or December 30 by payment of the principal amount of the Notes to be prepaid, plus accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount applicable thereto.
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               (b)  Except as provided in Section 2.1 and this
          Section 2.2, the Notes shall not be prepayable in whole or in part prior to their maturity.
               2.3. Notice of Prepayments.
                                           (a) The Company shall give
          written notice of any prepayment of the Notes pursuant to
          Section 2.2 to each holder thereof, not less than 30 days nor more than 60 days before the date fixed for such optional prepayment, specifying (i) such date, (ii) the principal amount of such holder's Notes to be prepaid on such date, (iii) the accrued interest applicable to the prepayment and (iv) an estimate of the Make-Whole Amount applicable to the Notes to be prepaid. Notice of such prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon, shall become due and payable on the prepayment date specified in such notice.
               (b)  In the case of any prepayment of Notes pursuant to
          Section 2.2, the Company shall also give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication on the Determination Date (confirmed in a writing delivered at least two business days prior to the payment date) of the Make-Whole Amount applicable to such prepayment and the details of the calculations used to determine the amount of such Make-Whole Amount.
               2.4. Allocation of Prepayments.
                                               All partial prepayments of
          the Notes pursuant to Sections 2.1 and 2.2 shall be allocated to all outstanding Notes ratably in accordance with the unpaid
          principal amounts thereof.    Any optional prepayment of the
          Notes pursuant to Section 2.2 hereof shall be applied in inverse chronological order to reduce the payments of the Notes required by Section 2.1.
               2.5. Direct Payment.
                                    Notwithstanding any other provision
          contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by any Purchaser by wire transfer of immediately available funds to such account in the name of the Purchaser or its nominee as such Purchaser has designated in Schedule I hereto, or as such Purchaser may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in the attached Schedule I and shall identify the payment as principal, Make-Whole Amount, if any, and/or interest. If the transferee of any Note is an Institutional Holder or its nominee and shall request the Company to make all payments on account of such Note by check or by wire transfer of immediately available funds at
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          an address specified in such request, the Company will make such payments in compliance with such request.
          SECTION 3.  REPRESENTATIONS.
               3.1. Representations of the Company.
                                                    As an inducement to,
          and as part of the consideration for, the purchase of the Notes by the Purchaser pursuant to this Agreement, the Company represents and warrants to each of the Purchasers as follows:
               (a)  Corporate Organization and Authority.
                                                          The Company is
          a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full corporate power and authority to own and operate its Properties, to carry on its business as now conducted, to enter into this Agreement and to issue and sell the Notes as contemplated by this Agreement. The Company has all licenses and permits necessary to carry on its business as now being conducted and to own and operate its Properties.
               (b)  Qualification to Do Business.
                                                  The Company is duly
          licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its Properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect. A list of those jurisdictions wherein the Company is qualified to do business is set forth in the attached Annex I.
               (c)  Subsidiaries.
                                  The Company has no Subsidiaries except
          those listed in Annex I, which correctly sets forth the percentage of the outstanding capital stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified in each other jurisdiction where the nature of its business or the character of its Properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect. A list of those jurisdictions wherein each Subsidiary is qualified to do business is set forth in the attached Annex I. Each Subsidiary has full corporate power and authority and all necessary licenses and permits to own its Properties and to carry on its business as now conducted. The Company and/or one or more Subsidiaries have good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, free and clear in each case of any
                                         -4-

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          lien or encumbrance, and all such shares have been duly issued and are fully paid and nonassessable. P.P., Inc., Harland ATM Services, Inc., Scantron Holding Corp., The Check Store, Inc. and Centralia Holding Corp. have total assets of less than $6,500,000.00. The total revenues, on a consolidated basis, of the Company, Scantron Corporation, J. William Company, John H. Harland Company of Puerto Rico and Scan-tron Caribe derived solely from those jurisdictions identified with an asterisk on Annex I hereto constitute not less than 80% of the consolidated revenues (excluding sales made outside the United States) of the Company and its Subsidiaries.
               (d)  Financial Statements.
                                          The consolidated balance sheets
          of the Company and its Subsidiaries as of December 31, 1992, December 31, 1991 and December 31, 1990, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1992, December 31, 1991 and December 31, 1990, certified by the Company's independent public accountants, copies of which have heretofore been delivered to each of the Purchasers, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial condition and results of operations and cash flows of the Company and its Subsidiaries for and as of the end of each of such years. The unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1993 and the unaudited statements of income, changes in stockholders' equity and cash flows for the nine-month period ended on said date have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position of the Company and its Subsidiaries as of said date and the result of their operations and cash flows for said period, subject to customary year-end adjustments.
               (e)  No Contingent Liabilities or Adverse Changes.
                                                                  Neither
          the Company nor any of its Subsidiaries has any contingent liabilities which are material to the Company or any of its Subsidiaries other than as described in the audited consolidated financial statements of the Company and its Subsidiaries as of and for the period ending December 31, 1992 referred to in paragraph (d) of this Section 3.1. Since December 31, 1992, there has been no Material Adverse Change.
               (f)  No Pending Litigation or Proceedings.
                                                          There are no
          actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or arbitration board or tribunal, domestic or foreign, which
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          might result, either individually or collectively, in any
          Material Adverse Change.
               (g)  Compliance with Law.
                                         (i) Neither the Company nor any
          of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal applicable to it; or
          (y) in violation of any law, rule, regulation, ordinance or order relating to its or their respective businesses, except for any such violations which would not individually or in the aggregate have a Material Adverse Effect.
                    (ii) Neither the Company nor any Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a Material Adverse Effect. The Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
          Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).
                    (iii) Neither the Company nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.
               (h)  Employee Benefit Plans.
                                            Assuming the representations
          of the Purchasers in Section 3.2 of this Agreement are true and accurate, neither the purchase of the Notes by the Purchasers nor the consummation of the transactions contemplated by this Agreement (except for any subsequent transfer of a Note pursuant to Section 9.2 hereof) constitutes a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
                                         -6-

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          The Internal Revenue Service has issued a determination that each "employee pension benefit plan," as defined in Section 3 of ERISA (a "Plan"), maintained or contributed to by the Company or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation and supplemental retirement benefits for a select group of management or highly compensated employees) is qualified under Section 401(a) and related provisions of the
          Code and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code or, if such a determination letter has not been issued, the Company will request in a timely manner such a determination from the
          Internal Revenue Service and the Company knows of no reason that would prevent the Internal Revenue Service from issuing such a determination. With respect to any Plan established, maintained or contributed to by the Company or any Subsidiary on or after January 1, 1989 that is intended to be qualified under the Code, if such Plan is disqualified by the Internal Revenue Service, the Company's liability under the Code from such
          disqualification could not exceed $1,000,000. All Plans of the Company or any Subsidiary comply in all material respects with ERISA and other applicable laws. There exist with respect to the Company or any Subsidiary no "multi-employer plans," as defined in Section 4001(a)(3) of ERISA and no Plans which are subject to Title IV of ERISA. There exists with respect to all Plans or trusts established or maintained by the Company or any Subsidiary no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.
               (i)  Title to Properties.
                                         Each of the Company and its
          Subsidiaries has (i) good title in fee simple under applicable law to all the real property owned by it and (ii) good title to all of the other Property it purports to own, including that reflected in the consolidated balance sheet of the Company and its Subsidiaries dated as of December 31, 1992, delivered pursuant to Paragraph (d) of this Section 3.1, or subsequently acquired by the Company or such Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all Liens of any kind, except (x) those securing Indebtedness for borrowed money of the Company or a Subsidiary which are listed in the attached Annex II and
          (y) other Liens permitted pursuant to Paragraphs (a), (c) or (d) of Section 5.9 hereof, provided that any such Liens described in clauses (x) and (y) above do not, individually or in the aggregate, materially impair the use of the Property in the operation of the business of the Company and its Subsidiaries.
               (j)  Leases.
                            Each of the Company and its Subsidiaries
          enjoys peaceful and undisturbed possession under all material
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          leases under which the Company or such Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the Property so leased. All of such leases which are material to the operations of the Company and its Subsidiaries are valid and subsisting and none of them is in default (whether or not waived).
               (k)  Franchises, Patents, Trademarks and Other Rights.
          Each of the Company and its Subsidiaries has all franchises, permits, licenses and other authority as are necessary to enable it to carry on its respective business as now being conducted and as proposed to be conducted, and none of them is in default (whether or not waived) under any of such franchises, permits, licenses or other authority. Each of the Company and its Subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others.
               (l)  Status of Notes and Sale of Notes.
                                                       (1) The Notes have
          been duly authorized on the part of the Company and, when issued, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties or by general principles of equity. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action and (iii) are legal and will not result in any breach of any of the provisions of, or constitute a default under, result in the creation of any lien or encumbrance upon any Property of the Company or any Subsidiary under the provisions of, any charter instrument, by-law, loan agreement, indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their Property may be bound.
                    (2) Upon issuance of the Notes, the Notes are not, or will not be, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.
               (m)  No Defaults.
                                 No event has occurred and no condition
          exists which, upon the issuance of the Notes, would constitute a
                                         -8-

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          Default or an Event of Default under this Agreement.  Neither the Company nor any Subsidiary is in default, no event has occurred which with notice or passage of time or both would constitute a default and no temporary waiver of default is currently in effect under any charter instrument, by-law, loan agreement, indenture or other agreement or instrument to which it is a party or by which it or its Property may be bound. The Company and its Subsidiaries have no Indebtedness for borrowed money outstanding as of the date hereof and as of the Closing Date other than as set forth on Annex III.
               (n)  Governmental Consent.
                                          Neither the nature of the
          Company or any of its Subsidiaries, their respective businesses or Properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Notes or compliance with the terms hereof or thereof.
               (o)  Taxes.
                           (i) All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective Properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods, except where a failure to pay such taxes, assessments, fees or charges would not have a Material Adverse Effect. The Company does not know of any proposed additional tax assessment against it or of any basis for one which would have a Material Adverse Effect.
                    (ii) The respective Federal income tax liabilities of the Company and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied for all taxable years to and including the taxable year ended December 31, 1991 and no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Company threatened. The consolidated provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years and for the current fiscal period.
               (p)  Status under Certain Statutes.
                                                   Neither the Company
          nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or
                                         -9-

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EXHIBIT 4.5 continued


          (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.
               (q)  Private Offering.
                                      (1)  Neither the Company nor
          SunTrust-Corporate Finance (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 50 institutional investors, including the Purchasers, referred to in a letter from SunTrust-Corporate Finance dated December 10, 1993, a copy of which has been delivered to the Purchasers and their special counsel, each of which institutional investors was offered all or a portion of the Notes at private sale for investment. The Company agrees that neither the Company nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.
               (2) The aggregate number of persons in the State of Georgia purchasing securities of the Company from the Company and all affiliates of the Company pursuant to Section 10-5-9(13) of the Georgia Securities Act of 1973, as amended, during the 12 month period ending on the Closing Date shall not exceed 15 persons exclusive of persons who acquire securities in transactions which are not subject to Chapter 5 of Title 10 of the Official Code of Georgia or which are otherwise exempt from registration under Section 10-5-8 or Section 10-5-9 of the Georgia Securities Act of 1973, as amended, or which have been registered pursuant to Section 10-5-5 of the Georgia Securities Act of 1973, as amended.
               (3) The Notes have not been offered for sale by means of any form of general or public solicitations or advertisements, including, but not limited to the following:
                    (i) publicly disseminated advertisements or sales literature, through the mails or otherwise;
                    (ii) any advertisement, article, notice, or other
               communication published in any newspaper, magazine, or other similar media, or broadcast over television or radio; or
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                    (iii)     any seminar or meeting whose attendees have
               been invited by any general solicitation or general
               advertising.
               (r)  Effect of Other Instruments.
                                                 Neither the Company nor
          any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect.
               (s)  Use of Proceeds.
                                     The Company will apply the proceeds
          from the sale of the Notes to repay certain short-term debt of the Company, repurchase outstanding common stock of the Company and for other corporate purposes and in any event will apply said proceeds as contemplated by the resolutions of the Board of Directors of the Company which authorizes the issuance of the Notes and the execution, delivery and performance of this Agreement. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.
               (t)  Condition of Property.
                                           All of the Property of the
          Company and each of its Subsidiaries are in sound operating condition and repair except for Property being repaired in the ordinary course of business.
               (u)  Books and Records.
                                       Each of the Company and its
          Subsidiaries maintains books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary
          (x) to permit preparation of financial statements in accordance with GAAP and (y) to maintain accountability for assets;
          (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing
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                                    Each Purchaser shall receive from
          Gardner, Carton & Douglas, who are acting as special counsel to the Purchasers in this transaction, and from King & Spalding, counsel to the Company, their respective opinions, addressed to the Purchasers dated the Closing Date, in form and substance satisfactory to the Purchasers, and covering the matters set forth in Exhibits B and C, respectively, hereto.
               4.3. Events of Default.
                                       No event shall have occurred and
          be continuing on the Closing Date which would constitute a Default or an Event of Default, and the Company shall have delivered a certificate, dated the Closing Date, executed by the
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EXHIBIT 4.5 continued


          President or the Chief Financial Officer of the Company, to such effect.
               4.4. Sale of Notes.
                                   The Company shall have consummated the
          sale of the entire principal amount of the Notes to be sold to the Purchasers pursuant to this Agreement.
               4.5. Legality of Investment.
                                            The acquisition of the Notes
          by each of the Purchasers shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which such Purchaser may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject such Purchaser to any penalty or other onerous condition in or pursuant to any such law or regulation; and such Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.
               4.6. Satisfactory Proceedings.
                                              All proceedings taken in
          connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.
               4.7. Payment of Fees and Expenses.
                                                  The Company shall have
          paid all fees and expenses of special counsel to the Purchasers incurred through the Closing Date and incident to all proceedings in connection with, transactions contemplated by, and documents incident to this Agreement and the Notes.
               4.8. Waiver of Conditions.
                                          If on the Closing Date the
          Company fails to tender to any of the Purchasers the Notes to be issued to such Purchaser on such date or if the conditions specified in this Section 4 have not been fulfilled, each Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, each Purchaser may waive compliance by the Company with any such condition to such extent as it may in its sole discretion determine. Nothing in this Section 4.8 shall operate to relieve the Company of any of its obligations hereunder or to waive any of the Purchasers' rights against the Company.
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EXHIBIT 4.5 continued


          SECTION 5.  COMPANY COVENANTS.
               From and after the Closing Date and continuing so long as any amount remains unpaid on any Note or under this Agreement:
               5.1  Payment.
                             The Company will duly and punctually pay or cause to be paid the principal of (and Make-Whole Amount, if any) and interest on the Notes at the times and places and in the manner specified in the Notes and herein.
               5.2. Corporate Existence, etc.
                                              The Company will preserve
          and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business and will use, and will cause each Subsidiary to use, its best efforts to maintain and preserve all of its rights, powers, privileges and franchises which in the good faith opinion of the Board of Directors of the Company continue to be advantageous to the Company and its Subsidiaries, provided that the foregoing shall not prevent any transaction permitted by Section 5.10.
               5.3. Insurance.
                               The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage in such forms and amounts and against such risks (including without limitation insurance with respect to its Property, the operation thereof and its business), casualties and contingencies and insurance against loss or damage from such hazard and risks to the person or Property of others, with such deductibles and with such insurers, in each case as is consistent with sound business practice and as is customary for corporations similarly situated and engaged in the same or a similar business and owning and operating similar Properties. All such insurance shall be carried with financially sound and reputable insurers with a rating classification of A or better and a size category of X or larger by A.M. Best Company, Inc.
             5.4. Taxes, Claims for Labor and Materials; Compliance with Laws
               (a) The Company will promptly pay and discharge when due, and will cause each Subsidiary promptly to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Company or such Subsidiary or upon Properties leased by it (but only to the extent required to do so by the applicable lease), all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might
                                        -15-

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EXHIBIT 4.5 continued


          become a lien or charge upon any Property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of the Company or such Subsidiary and any material interference with the use thereof by the Company or such Subsidiary and (ii) the Company or such Subsidiary shall set aside on its books reserves deemed by it to be adequate with respect thereto.
               (b) The Company will comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, except where a failure to be in compliance with such laws, ordinances or governmental rules and regulations could not reasonably be expected to have a Material Adverse Effect.
               5.5. Maintenance, Etc.
                                      The Company will maintain, preserve
          and keep, and will cause each Subsidiary to maintain, preserve and keep, its Properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; provided that, notwithstanding the foregoing, the Company and/or its Subsidiaries may close production facilities if Senior Management of the Company determines that the operation of such facilities is no longer in the best interests of the long-term viability and profitability of the Company and its Subsidiaries taken as a whole.
               5.6. Nature of Business.
                                        Neither the Company nor any of
          its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement and as described in the Private Placement Memorandum.
               5.7. Fixed Charge Coverage.
                                           For a period consisting of any
          four consecutive fiscal quarters of each five consecutive fiscal quarters ending on the last day of a fiscal quarter, the ratio
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EXHIBIT 4.5 continued


          of Income Available for Fixed Charges for such period to Fixed Charges for such period shall be not less than 2.0 to 1.0.
               5.8. Limitations of Indebtedness.
                                                 (a) The Company shall
          not permit at any time Consolidated Funded Debt to exceed 55% of Total Capitalization.
               (b) The Company shall not permit at any time the aggregate Indebtedness of its Subsidiaries at any time outstanding to exceed 13.75% of Total Capitalization.
               5.9. Limitations on Liens.
                                          The Company will not, and will
          not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Liens of any kind on its or their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any Property upon conditional sales agreements or other title retention devices, except for any such Liens which equally and ratably secure the Purchasers and any subsequent holders of the Notes in respect of the obligations and liabilities of the Company hereunder and under the Notes, and except:
               (a) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 5.4;
               (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or such Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;
               (c) any mechanic's, materialmen's, warehousemen's, supplier's or vendor's lien or right in respect thereof, and deposits, pledges or Liens to secure statutory obligations or surety bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings that will prevent a forfeiture or sale of any Property and an adequate book reserve shall have been set aside with respect thereto;
               (d) minor exceptions in the nature of easements, rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties
                                        -17-

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EXHIBIT 4.5 continued


          which customarily exist on real properties of such kind and which do not materially impair their use and/or value in the operation of the business of the Company and its Subsidiaries;
               (e) Liens existing on Property of a Person at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary, provided that after giving effect to the incurrence of Indebtedness secured by such Liens, the Company is in compliance with Section 5.8 hereof;
               (f) Liens securing Indebtedness of a Subsidiary to the Company or a Wholly-Owned Subsidiary;
               (g) Liens or other arrangements for the retention of title (including Capitalized Leases) incurred after the date hereof given to secure the payment of the purchase price upon the acquisition of Property or the cost of construction or improvement of Property, including Liens existing on such Property at the time of the acquisition thereof by the Company or a Subsidiary, provided that (i) the Lien shall attach solely to the Property acquired, the Property constructed or the improvement, as the case may be, (ii) the aggregate amount of Indebtedness secured by Liens on such Property, whether or not assumed by the Company or a Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price or fair market value of such Property acquired, Property constructed or improvement, as the case may be, at the time of the acquisition or the completion of construction or improvement (as determined in good faith by the Board of Directors of the Company), and
          (iii) such Lien is incurred at the time of, or within 90 days after, such acquisition or the completion of such construction or improvement and provided, further, that after giving effect to the incurrence of Indebtedness secured by such Liens, the Company is in compliance with Section 5.8 hereof;
               (h) Liens or other arrangements for the retention of title (including Capitalized Leases) existing as of the date hereof, securing Indebtedness of the Company or any Subsidiary outstanding on such date, which are listed in the attached
          Annex II;
               (i) Liens resulting from extensions, renewals, refinancings and refundings of Indebtedness secured by Liens, provided there is no increase in the outstanding principal amount of Indebtedness secured thereby and any new Lien attaches only to the same Property theretofore subject to such earlier Lien; and
               (j) in addition to any Liens permitted by the foregoing paragraphs (a) through (i) above, Liens securing Indebtedness for borrowed money, provided that the aggregate principal amount of Indebtedness so secured shall not exceed 10% of Consolidated Net Worth and provided, further, that after giving effect to the
                                        -18-

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EXHIBIT 4.5 continued


          incurrence of Indebtedness secured by such Liens, the Company is in compliance with Section 5.8 hereof.
          In the event that any Property of the Company or any Subsidiary is subjected to any Lien not permitted by clauses (a) through
          (j), inclusive, of this Section 5.9, the Company will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes.
               5.10.     Mergers, Consolidations and Sales of Assets.
               (a) The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other corporation or, except in the ordinary course of business and except as provided in Section 5.11, sell, lease or otherwise dispose of all or a substantial part of the assets of the Company and its Subsidiaries, provided, however, that:
                    (i) any Subsidiary may merge or consolidate with or into the Company or any Wholly-Owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and in any merger or consolidation involving a Wholly-Owned Subsidiary (but not the Company), such Wholly-Owned Subsidiary shall be the surviving or continuing corporation;
                    (ii) the Company may consolidate or merge with any other corporation if (A) the surviving or continuing corporation shall be the Company and (B) at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and
                    (iii) any Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets to the Company or any Wholly-Owned Subsidiary.
               (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.10, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary, (i) except for the purpose of qualifying directors, or (ii) except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such
                                        -19-

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          Subsidiary or (iii) except as permitted by subsection (d) of this Section 5.10.
               (c)  Except as otherwise provided by subsection (d) of this
          Section 5.10, the Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Subsidiary) any shares of stock of any other Subsidiary, unless:
                    (i) simultaneously with such sale, transfer or disposition, either (A) all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety or (B) to the extent any shares of stock and/or Indebtedness of such Subsidiary will thereafter be owned by the Company or any other Subsidiary, such stock and/or Indebtedness constitute Investments permitted under Section 5.12(h) hereof;
                    (ii) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;
                    (iii) the Subsidiary being disposed of, in whole or in part, shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and
                    (iv) such sale or other disposition of such assets of
          the Company and its Subsidiaries is permitted by Section 5.11.
               (d)  Notwithstanding the foregoing, the Company or any
          Subsidiary may sell, transfer or otherwise dispose of, and/or a
          Subsidiary may issue or sell, shares of stock of a Subsidiary (the "Disposed Subsidiary") to Persons other than the Company or a Wholly-Owned Subsidiary if the following conditions are met:
                    (i) such stock is sold, transferred or otherwise disposed of to one or more Persons for cash consideration and on terms reasonably deemed by the Board of Directors of the Company to be adequate and satisfactory;
                    (ii) the Disposed Subsidiary shall not have any continuing investment in the Company or any other Subsidiary;
                    (iii) the stock of the Disposed Subsidiary sold by the Company or any Subsidiary or issued by such Subsidiary shall be common stock of such Disposed Subsidiary without any preference or priority as to dividends or assets superior to the stock of such Disposed Subsidiary held by the Company or any other Subsidiary;
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EXHIBIT 4.5 continued


                    (iv) immediately after giving effect to such sale, transfer, disposition or issuance, such Disposed Subsidiary shall remain a Subsidiary of the Company; and
                    (v) to the extent of any sale, transfer or other disposition of issued and outstanding stock of any Disposed Subsidiary by the Company or any other Subsidiary, (i) such sale, transfer or other disposition would be permitted by
          Section 5.11 of this Agreement, (ii) after giving effect thereto, the aggregate book value of all stock so sold, transferred or otherwise disposed of by the Company or any Subsidiary from time to time pursuant to this subsection (d) of
          Section 5.10 shall not exceed 5% of Consolidated Total Assets, as shown on the audited consolidated balance sheet of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal year, and (iii) after giving effect thereto, the total revenues and operating income properly attributable to the minority interests in Subsidiaries sold, transferred or otherwise disposed of by the Company or any Subsidiary from time to time pursuant to this subsection (d) of
          Section 5.10 shall not exceed 5% of the total revenues and operating income, respectively, of the Company and its Subsidiaries, on a consolidated basis, for the immediately preceding fiscal year, after deducting therefrom portions of revenues and income for such fiscal year properly attributable to minority interests in Subsidiaries.
               5.11.     Sale of Assets.
                                         The Company will not, and will
          not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (collectively, a "Disposition") any asset (including without limitation any shares of stock or Indebtedness of, or any other interest in, any Subsidiary permitted pursuant to
          Section 5.10 hereof), other than in the ordinary course of business, in one or a series of transactions to any Person other than the Company, unless (a) during any twelve-month period, after giving effect to such Disposition, the aggregate book value of all such assets sold, leased, transferred or otherwise disposed of during such period shall not exceed 15% of Consolidated Total Assets, as shown on the audited consolidated balance sheet of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal year, and (b) after giving effect to such Disposition, no Default or Event of Default shall exist.
               5.12.     Investments.
                                      The Company will not, directly or
          indirectly, and will not permit any of its Subsidiaries to, make any Investment except:
               (a) Investments in, or advances to, Wholly-Owned Subsidiaries or corporations which simultaneous with such Investment become Wholly-Owned Subsidiaries;
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EXHIBIT 4.5 continued


               (b)  Investments in, or advances to, the Company by
          Subsidiaries;
               (c) Investments in direct obligations of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America maturing not more than one year after the date of purchase by the Company;
               (d) Investments in commercial paper or other short-term securities of corporations organized under the laws of the United States of America or any state thereof rated A-1 or better Standard & Poor's Corporation ("S&P") and P-1 or better by Moody's Investors Service, Inc. ("Moody's") and maturing not more than 270 days after the date of purchase by the Company;
               (e) Investments in certificates of deposits and bankers' acceptances, in each case having a maturity of one year or less, issued by any commercial bank organized under the laws of the United States of America or any state thereof with capital, surplus and profits of not less than $250,000,000 and whose long-term deposit rating is rated AAA or AA (or if such rating classifications are no longer used, an equivalent rating thereto) by S&P or Aaa or Aa (or if such rating classifications are no longer used, an equivalent rating thereto) by Moody's;
               (f) notes or accounts receivable from customers, suppliers or employees arising in the ordinary course of business;
               (g) Guaranties of obligations of Subsidiaries, provided that such Guaranties are permitted pursuant to the provisions of
          Section 5.8 hereof;
               (h) loans or advances made in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to the carrying on of business of the Borrower or any Subsidiary, provided the aggregate amount of such loans and advances outstanding at any time shall not exceed $500,000;
               (i) Investments in municipal bonds maturing in one (1) year or less from the date of acquisition thereof and accorded either a long-term or short-term rating no lower than the highest rating category by S&P or Moody's;
               (j) Investments in variable rate preferred stock issued by corporations organized under the laws of the United States of America or any state thereof which are accorded a rating no lower than the second highest rating category by S&P or Moody's;
               (k) Investments in variable rate demand obligations, tax-free preferred stock of corporations organized under the laws of the United States of America or any state thereof and other tax-exempt investments which mature in one (1) year or less or have
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          variable rate features and are accorded a rating no lower than the second highest rating category by S&P or Moody's; and
               (l) Investments in and to any Person not permitted by clauses (a) - (k) above, provided that the aggregate amount of Investments pursuant to this clause (l) shall not at any time exceed 15% of Consolidated Net Worth.
               5.13.     Repurchase of Notes.
                                              Neither the Company nor any
          Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made in writing to each holder of Notes at the time outstanding to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company, any Subsidiary or Affiliate repurchases any Notes, such Notes shall thereafter be cancelled and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes and no Notes shall be issued in substitution therefor.
               5.14.     Transactions with Affiliates.
                                                       The Company will
          not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (other than a Wholly-Owned Subsidiary) (including without limitation the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.
               5.15.     ERISA.
                                (a)  The Company agrees that all
          assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Company or any Subsidiary subject to Title IV of ERISA will comply with ERISA and that each Plan will comply with ERISA and other applicable laws, except to the extent that any such noncompliance could not, individually or in the aggregate, have a Material Adverse Effect.
               (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or member of the "controlled group" (as defined in
          Section 4001(a)(14) of ERISA) to:
                    (1) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;
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                    (2)  incur any "accumulated funding deficiency" as
          such term is defined in Section 302 of ERISA, whether or not waived; or
                    (3) be terminated under circumstances which are likely to result in the imposition of a lien on the Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;
          if the event or condition described in clause (1), (2) or (3) above is likely to subject the Company or any Subsidiary or "controlled group" member to a liability which, in the aggregate, could have a Material Adverse Effect.
               (c) Upon the request of any Purchaser or any other Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.
               5.16.     Reports and Rights of Inspection.
                                                           The Company
          will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP, and will furnish to each Purchaser so long as such Purchaser is the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so requested):
               (a)  Quarterly Statements.
                                          As soon as available and in any
          event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year, copies of:
                    (i) consolidated balance sheets of the Company and its Subsidiaries as of the close of such quarter setting forth in comparative form the figures for the corresponding period of the preceding fiscal year,
                    (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such quarter, setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, and
                    (iii) consolidated statements of changes in stockholder's equity of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarter, setting
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          forth in comparative form the figures for the corresponding period of the preceding fiscal year,
          all in reasonable detail prepared in accordance with GAAP, subject to normal year-end adjustments (it being understood that so long as the Company files reports on Form 10-Q with the Securities and Exchange Commission, copies of said Form 10-Q shall satisfy the obligations to deliver the information described in clauses (i), (ii) and (iii) of this Paragraph (a) if and to the extent that said Form 10-Q contains the information required to be furnished by this Paragraph (a)), and certified by an authorized financial officer of the Company as fairly presenting the financial condition and results from operations of the Company and its Subsidiaries;
               (b)  Annual Statements.
                                       As soon as available and in any
          event within 90 days after the last day of each fiscal year of the Company, copies of:
                    (i) consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and
                    (ii) consolidated statements of income, cash flows and changes in stockholder's equity of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail (it being understood that so long as the Company files reports on Form 10-K with the Securities and Exchange Commission, copies of said Form 10-K shall satisfy the obligations to deliver the information described in clauses (i) and (ii) of this Paragraph
          (b) if and to the extent that said Form 10-K contains the information required to be furnished by this Paragraph (b)), and all accompanied by an opinion thereon (which shall not be qualified by reasons of any limitation as to scope) of Deloitte & Touche, or any other firm of independent public accountants of recognized national standing selected by the Company, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Company and its Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
               (c)  Audit Reports.
                                   As soon as practicable after receipt
          thereof by the Company or any Subsidiary, a copy of each other report submitted to the Company or any Subsidiary by its independent accountants in connection with any interim or
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EXHIBIT 4.5 continued


          special audit made by them of the books of the Company or any Subsidiary;
               (d)  SEC and Other Reports.
                                           Promptly upon their becoming
          available, one copy of each report, and any registration statement or prospectus, filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;
               (e)  Materials Sent to Stockholders.
                                                    Promptly upon their
          becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its stockholders generally;
               (f)  Officers' Certificates.
                                            Within the periods provided
          in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 5.7 through Section 5.12, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements, any Default or Event of Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company has taken, is taking or proposes to take with respect thereto;
               (g)  Accountant's Certificates.
                                               Within the period provided
          in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and
               (h)  Litigation.
                                Within 10 days after the Company obtains
          knowledge thereof, notice of any pending or threatened litigation or governmental proceeding against the Company or any
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          Subsidiary in which the damages sought exceed $5,000,000,
          individually or in the aggregate, or which might otherwise have a Material Adverse Effect.
               (i)  Requested Information.
                                           With reasonable promptness,
          such other data and information as any Purchaser or Institutional Holder may reasonably request.
          Without limiting the foregoing, the Company will permit each Purchaser, so long as such Purchaser is the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either such Purchaser or such holder may designate), to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Purchaser and/or such holder the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided that such Purchaser or other holder shall provide prior notice to the Company of any meeting with the Company's independent public accountants and the Company may have a representative present at such meeting. If a Default or Event of Default shall have occurred, the Company shall pay or reimburse such Purchaser or any such holder for expenses which such Purchaser or such holder may incur in connection with any such visitation or inspection.
               5.17 Filings with S&P and NAIC.
                                               The Company consents to
          the filing of copies of this Agreement with Standard & Poor's Corporation ("S&P") in connection with obtaining a "private placement number" from S&P. The Company further consents to the furnishing to the National Association of Insurance Commissioners of copies of the audited financial statements referred to in Paragraph (b) of Section 5.16.
               5.18 Information to Prospective Purchasers.
                                                           In the case
          that the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company agrees, upon the request of any Purchaser or any other Institutional Holder, to deliver to such Purchaser or Institutional Holder and any prospective purchaser designated by such Purchaser or Institutional Holder promptly following such request such information which the Purchaser or the Institutional Holder may reasonably request in order to comply with the information requirements of Rule 144A.
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          SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.
               6.1. Events of Default.
                                       Any one or more of the following
          shall constitute an "Event of Default" as the term is used herein:
               (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five business days; or
               (b) Default shall occur in the making of any required payment on any of the Notes as provided in Section 2.1 or in the making of any other payment of the principal of any Note or the Make-Whole Amount thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or
               (c) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.2 or Sections 5.7 through 5.12, inclusive; or
               (d) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 60 calendar days after such default shall have become known to any member of Senior Management; or
               (e) Default shall be made in the payment of the principal of or interest or premium on Indebtedness of the Company or any Subsidiary aggregating in excess of $5,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or
               (f) Default or the happening of any event shall occur under any indentures, agreements or other instruments under which any Indebtedness of the Company or any Subsidiary aggregating in excess of $5,000,000 may be issued and such default or event shall continue without being waived or cured for a period of time sufficient to permit the acceleration of the maturity of Indebtedness of the Company or any Subsidiary outstanding thereunder; or the sums due thereunder shall have been accelerated and such acceleration shall not have been annulled or rescinded; or
               (g) Any representation or warranty made by the Company herein, or in any statement made or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or
               (h) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $1,000,000
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          shall be entered or filed against the Company or any Subsidiary or against any Property thereof and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 120 days after the Company receives notice thereof; or
               (i) The Company or any Subsidiary shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or Plans or any trusts created thereunder which results in a liability to the PBGC in the aggregate in excess of $1,000,000, the PBGC shall institute proceedings to terminate any Plan or Plans or any trusts created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any Plan or Plans or any trusts created thereunder; or
               (j)  The Company or any Subsidiary shall
                    (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;
                    (ii) file a petition in bankruptcy or for
          reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;
                    (iii) make an assignment of all or a substantial part of its Property for the benefit of its creditors;
                    (iv) seek or consent to or acquiesce in the
          appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its Property;
                    (v) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 60 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its Property;
                    (vi) be subject to the institution against it of bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings pursuant to the Bankruptcy Laws or any other proceedings for judicial modification or alteration of the rights of creditors, which proceedings are not dismissed within 90 days after such institution or which otherwise result in the Company or such Subsidiary being finally adjudicated a bankrupt or insolvent; or
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                    (vii)     be subject to the assumption of custody or
          sequestration by a court of competent jurisdiction of all or a substantial part of its Property, which custody or sequestration shall not be suspended or terminated within 90 days from its inception;
               6.2. Acceleration of Maturities.
                                                (a) When any Event of
          Default described in paragraph (a) or (b) of Section 6.1 has occurred and is continuing, any holder of any Note may declare the entire principal, together with the Make-Whole Amount set forth below, and all interest accrued on all Notes of such holder, to be, and all the Notes of such holder shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Upon the declaration of any Notes due and payable pursuant to the preceding sentence, the Company shall give immediate notice thereof to each other holder of Notes.
               (b) When any Event of Default described in paragraphs (a) through (i), both inclusive, of said Section 6.1 has occurred and is continuing, the holder or holders of 25% or more of the principal amount of the Notes at the time outstanding may, by notice in writing, declare the entire principal, together with the Make-Whole Amount set forth below, and all interest accrued on all Notes, to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.
               (c) When any Event of Default described in paragraph (j) of Section 6.1 has occurred and is continuing, all of the Notes, together with the Make-Whole Amount (to the extent permitted by law) set forth below, and all interest accrued thereon, shall automatically become forthwith due and payable, without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.
               (d) Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law, as liquidated damages, an amount equal to the Make-Whole Amount. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection or enforcement of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.
               6.3. Rescission of Acceleration.
                                                The provisions of
          Section 6.2 are subject to the condition that if the principal
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          of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:
               (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;
               (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or Make-Whole Amount on the Notes which has become due and payable solely by reason of such declaration under Section 6.2) shall have been duly paid; and
               (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to
          Section 7.1;
          and provided further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.
               6.4. Other Remedies.
                                    If any Event of Default shall be
          continuing, any holder of Notes may enforce its rights by suit in equity, by action at law or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.
               6.5. Conduct No Waiver; Collection Expenses.
                                                            No course of
          dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, actually incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.
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               6.6. Remedies Cumulative.
                                         No right or remedy conferred
          upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder.
               6.7. Notice of Default.
                                       With respect to Defaults, Events
          of Default or claimed defaults, the Company will give the following notices:
               (a) The Company will immediately, but in any event within two business days, furnish to each holder of a Note written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such Default or Event of Default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.
               (b) If the holder of any Note or of any other evidence of indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will immediately, but in any event within two business days, give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.
          SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS.
               7.1. Consent Required.
                                      Any term, covenant, agreement or
          condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of Notes then outstanding; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by
          Section 2.1) of the principal of or the interest on any Note or reduce the principal amount thereof or the Make-Whole Amount, if any, or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or (iv) will change any of the provisions of Section 2.4, 2.5, 5.13 or 6 or this Section 7.
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               For the purpose of determining whether holders of the
          requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate of any thereof, shall not be deemed outstanding.
               7.2. Effect of Amendment or Waiver.
                                                   Any such amendment or
          waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.
               7.3. Solicitation of Noteholders.
                                                 The Company will not
          solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 7 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of the Agreements unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all the Notes then outstanding.
          SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.
               8.1. Definitions.
                                 Unless the context otherwise requires,
          the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:
               "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is
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          controlled by, or is under common control with, the Company,
          (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "affiliate" shall mean, as to any particular Person other than the Company, any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.
               "Capitalized Lease" shall mean any lease of property, real or personal, the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet, in accordance with GAAP.
               "Capitalized Lease Obligations" shall mean as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.
               "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Subsidiaries, after eliminating inter-company items, as determined in accordance with GAAP.
               "Consolidated Net Income" for any period shall mean the net income (loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and after deducting portions of income properly attributable to outstanding minority interests, if any, in Subsidiaries, but excluding in any event (to the extent included in calculating net income) (i) any extraordinary gains or losses and (ii) net earnings (loss) of any Person (other than a Subsidiary) with which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions.
               "Consolidated Net Worth" as of the date of determination thereof shall mean the stockholder's equity account as shown on a consolidated balance sheet of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
               "Consolidated Total Assets" shall mean the total amount of all assets of the Company and its Subsidiaries (less
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          depreciation, depletion and other properly deductible valuation reserves), determined on a consolidated basis in accordance with
          GAAP.
               "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice or both, constitute an Event of Default as defined in
          Section 6.1.
               "Determination Date" shall mean (i) the date which is three
          (3) business days before the date fixed for a prepayment pursuant to Section 2.2 or (ii) the date of declaration of acceleration pursuant to Section 6.2.
               "Event of Default" shall have the meaning assigned thereto in Section 6.1.
               "Fixed Charges" for any period shall mean all amounts which would, in accordance with GAAP, be deducted as interest expense in computing Consolidated Net Income of the Company and its Subsidiaries, including all interest and all amortization of debt discount and expense (including imputed interest related to Capitalized Leases) of the Company and its Subsidiaries.
               "Funded Debt" of any Person shall mean (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one year or more from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including current maturities, whether or not included as current liabilities on the balance sheet of such Person prepared in accordance with GAAP, (ii) all Capitalized Lease Obligations in respect of Capitalized Leases with a term of one year or more remaining after the date of determination thereof, and (iii) all Guaranties of Indebtedness of others maturing one year or more after the date of determination thereof.
               "GAAP" shall mean United States generally accepted accounting principles applicable to the consolidated financial statements of the Company and its Subsidiaries consistently applied, except for such changes therein as (i) shall be consistent with the then effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and (ii) shall be concurred in by the independent certified public accountants certifying the financial statements of the Company and its Subsidiaries.
               "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly,
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          including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property constituting security therefor, (ii) to advance or supply funds
          (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain fixed charge coverage or working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
               "Income Available for Fixed Charges" for any period shall mean the sum of Consolidated Net Income for such period, plus (to the extent deducted in determining Consolidated Net Income)
          (i) all provisions for any federal, state, or other income taxes made by the Company and its Subsidiaries during such period and
          (ii) Fixed Charges for such period.
               "Indebtedness" of any Person shall mean (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of Property, (ii) obligations secured by any lien or other charge to Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property,
          (iv) Guaranties, (v) Capitalized Lease Obligations under any Capitalized Lease and (vi) any recourse obligations arising upon a sale of assets.
               "Institutional Holder" shall mean any bank, trust company, insurance company, pension fund, investment company or other financial institution, including without limiting the foregoing any "qualified institutional buyer" within the meaning of
          Rule 144A, which is or becomes a holder of any Note.
               "Investment" shall mean any purchase of capital stock, obligations or other securities of any Person, any contribution of capital to any Person, any loan, advance or extension of
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          credit to any Person or other investment or acquisition of any interest in any Person.
               "Lien" shall mean (i) any interest in Property, whether real, personal or mixed, or tangible or intangible, which secures the payment of Indebtedness or any obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale, Capitalized Lease or trust receipt, or arising from a lease, consignment or bailment given for security purposes, (ii) any encumbrance upon such Property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such Property, including, without limitation, reservations, right of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses. For purposes of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
               "Make-Whole Amount" shall mean at any Determination Date with respect to Notes being prepaid pursuant to Section 2.2 or paid as a result of the existence of an Event of Default, to the extent that the Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of the Notes, the excess of (a) the aggregate present value as of such date of each dollar of principal being redeemed and the amount of interest (exclusive of accrued interest on the Notes to be prepaid through the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at a rate that is equal to the Reinvestment Yield from the respective dates on which they would have been payable, over (b) the aggregate principal amount of the Notes then to be paid or prepaid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of the Notes, the Make-Whole Amount is zero.
               "Material Adverse Change" shall mean any change or event that has produced or is reasonably likely to produce a Material Adverse Effect.
               "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, Properties, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the incurrence of liabilities or obligations of the Company and its Subsidiaries (other than current liabilities incurred in the ordinary course of business and Indebtedness incurred in accordance with the
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
EXHIBIT 4.5 continued


          provisions of this Agreement) in an aggregate amount in excess of 7.5% of Consolidated Net Worth, (iii) an impairment of the ability of the Company to perform its obligations under this Agreement or the Notes or (iv) an impairment of the ability of the holders of the Notes to enforce such obligations.
               "Person" shall mean an individual, partnership, corporation, trust, estate or unincorporated organization, and a government or agency or political subdivision thereof.
               "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.
               "Reinvestment Yield" shall mean (a) 0.50%, plus (b)(i) the yield as set forth on page "USD" of the Bloomberg Financial Markets Service (or other "on-the-run" service acceptable to the holders of not less than 66-2/3% of the principal amount of the Notes at the time outstanding) at 10:00 A.M. (New York City time) on the Determination Date for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of the Notes to be prepaid or paid, or
          (ii) if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the rates, published for the five business days preceding the applicable Determination Date, in the weekly statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" opposite the maturity corresponding to the Weighted Average Life to Maturity of the principal amount of the Notes to be prepaid or prepaid. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month).
               "Rentals" shall mean and include all rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, and similar charges.
               "Rule 144A" shall mean Rule 144A promulgated pursuant to the Securities Act, as it may be amended from time to time.
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               "Securities Act" shall mean the Securities Act of 1933, as amended, and as it may be further amended from time to time.
               "Senior Management" shall mean and include any one or more of the President, any Senior Vice President and the chief financial officer of the Company.
               "Subsidiary" shall mean a subsidiary of the Company; "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned or controlled by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.
               "Total Capitalization" shall mean the sum of (i) the aggregate unpaid principal amount of Consolidated Funded Debt and (ii) Consolidated Net Worth.
               "Voting Stock" shall mean the capital stock of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the members of the board of directors of such corporation, or Persons performing similar functions (irrespective of whether or not at the time stock of any class shall have or might have special voting power or rights by reason of the happening of any contingency). Reference to a percentage of Voting Stock shall mean a percentage of the votes represented by such Voting Stock and not to the number of shares if there are classes of Voting Stock possessing different voting rights.
               "Weighted Average Life to Maturity" shall mean, at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Notes to be prepaid into
          (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, foregone by such prepayment of the Notes, calculated prior to the making of any such prepayment of the Notes by
          (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.
               "Wholly-Owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-Owned Subsidiaries.
               Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.
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               8.2. Accounting Principles.
                                           Where the character or amount
          of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement.
               8.3. Directly or Indirectly.
                                            Where any provision in this
          Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
               8.4. Valuation Principles.
                                          Except when indicated expressly
          to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with GAAP, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with GAAP, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with GAAP) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve which was a charge to Consolidated Net Income) relating thereto which was made after the date of this Agreement.
          SECTION 9.  REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF
          NOTES.
               9.1. Registered Notes.
                                      The Company shall cause to be kept
          at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"). The names and addresses of the holders of the Notes, the transfer of Notes and the names and addresses of the transferees of the Notes shall be registered in the Note Register.
               The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 9. Payment of or on account of the
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          principal, Make-Whole Amount, if any, and interest on any
          registered Note shall be made to or upon the written order of such registered holder.
               9.2. Exchange of Notes.
                                       (a)  At any time, and from time to
          time, upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 10.3, the Company shall execute and deliver in exchange therefor, without expense to the holder, except as set forth below, one or more new Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), registered in the name of such Person or Persons, as may be designated by such holder in writing, and otherwise of the same form and tenor as the Notes so surrendered for exchange. Every Note surrendered for transfer of registration shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.
               (b) Upon any partial transfer or partial exchange of a Note pursuant to this Section 9.2, such Note shall be surrendered to the Company in exchange for one or more new Notes in an aggregate principal amount equal to the principal amount remaining unpaid on the surrendered Note. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.
               (c) Each transferee of a Note shall upon receipt of any transferred Note be deemed to have represented to the Company that either: (1) no part of the funds to be used by it to purchase the Notes constitutes assets allocated to any separate account maintained by it; or (2) no part of the funds to be used by it to purchase the Notes constitutes assets allocated to any separate account maintained by it such that the application of such funds constitutes a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; or (3) all or a part of such funds constitute assets of one or more separate accounts maintained by it and it has disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets thereof as of the date of such purchase and the Company has advised such transferee in writing (and in making the representations set forth in this clause (3) such transferee is relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by such
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EXHIBIT 4.5 continued


          transferee as aforesaid (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organizations are deemed to be a single plan). As used in this Section, the terms "separate account", "party-in-interest", "employer securities" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.
               9.3. Loss, Theft, etc.
                                     of Notes.  Upon receipt of evidence
          satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver, without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any other Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the unsecured written agreement of such owner to indemnify the Company.
          SECTION 10.  MISCELLANEOUS.
               10.1.     Expenses, Stamp Tax Indemnity.
                                                        Whether or not
          the transactions herein contemplated shall be consummated, the Company agrees to pay directly all out-of-pocket expenses of the Purchasers in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to S&P filing fees in connection with obtaining a "private placement number," the reasonable charges and disbursements of Gardner, Carton & Douglas, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each of the Purchasers at its home office or at such other place as it may designate, and all similar expenses of the Purchasers or any subsequent holders of the Notes relating to any amendments, waivers or consents pursuant to the provisions hereof requested by the Company (whether or not adopted) pursuant to the provisions hereof or relating to any work-out or restructuring relating to the Company (including, without limitation, the fees and expenses of any financial consultant engaged by such holders in connection therewith). The Company also agrees that it will pay and save each of the Purchasers and each subsequent holder of any Notes harmless from and against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this
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EXHIBIT 4.5 continued


          Agreement or the Notes (but not in connection with a transfer of any Note), whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each of the Purchasers and each subsequent holder of any Notes against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. The obligations of the Company under this Section 10.1 and the obligations of the Company to pay costs and expenses under Sections 5.16, 6.2 and
          6.5 shall survive the retirement of the Notes.
               10.2.  Powers and Rights Not Waived; Remedies Cumulative.
                       No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.
               10.3.     Notices.
                                  Except as otherwise expressly provided
          herein, all communications provided for hereunder shall be in writing and sent by facsimile transmission, confirmed by delivery of a written copy thereof sent by overnight courier (for which a signed receipt is obtained) on the same day as such notice is given, addressed (i) if to any of the Purchasers, to its address appearing on Schedule I to this Agreement or such other address as it or the subsequent holder of any Note may designate to the Company in writing, and (ii) if to the Company, to John H. Harland Company, 2939 Miller Road, Decatur, Georgia 30038, Attention: Treasurer, Facsimile Number: (404) 593-5201, or to such other address as the Company may in writing designate to the Purchasers or the holders of the Notes. In addition, any party giving notice to the Company hereunder agrees to use reasonable efforts to provide a copy of such notice to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303,
          Attention: G. Lemuel Hewes, Facsimile Number: (404) 572-5149; provided, however, that failure to provide such copy of any notice shall in no way affect any rights hereunder or under any Note.
               10.4  Reproduction of Documents.
                                                This Agreement and all
          documents relating hereto, including without limitation
          (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Purchasers at the closing of the purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and
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          other information previously or hereafter furnished to the
          Purchasers or any holder of the Notes, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such Purchaser or holder may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or holder in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.
               10.5.     Successors and Assigns.
                                                 This Agreement shall be
          binding upon the Company and its successors and assigns and shall inure to the benefit of the Purchasers and to the benefit of their successors and assigns, including each successive holder or holders of any Notes.
               10.6.     Survival of Covenants and Representations.
                                                                    All
          covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, (i) shall be deemed to have been relied upon by the Purchasers, notwithstanding any investigation heretofore or hereafter made by any of the Purchasers or on their behalf, and (ii) shall survive the closing and the delivery of this Agreement and the Notes.
               10.7.     Integration; Severability.
                                                    This Agreement
          embodies the entire agreement and understanding between the Purchasers and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid, illegal or unenforceable.
                                        -44-

EXHIBIT 4.5 continued


               10.8.     Governing Law.
                                        This Agreement and the Notes
          issued and sold hereunder shall be governed by and construed in accordance with the internal laws of the State of Illinois.
               10.9.     Headings.
                                   The descriptive headings of the
          various Sections or parts of this Agreement are for convenience only and do not constitute a part of this Agreement and shall not affect the meaning or construction of any of the provisions hereof.
               10.10.    Counterparts.
                                       This Agreement may be executed
          simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
               10.11.    Agent's Fees.
                                       The Company agrees to pay, and
          agrees the Purchasers shall have no obligation to pay, any fees and expenses due and owing to any person, firm or corporation for services of such person, firm or corporation as agent, broker or dealer for the Company with respect to the offer and sale of the Notes.
               10.12.    CONSENT TO JURISDICTION.
                                                  THE COMPANY HEREBY
          IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE CITY OF CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING BY UNITED STATES CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OF COPIES OF SUCH PROCESS TO THE COMPANY'S ADDRESS SPECIFIED IN SECTION 10.3. THE COMPANY AGREES THAT A JUDGMENT, FINAL BY APPEAL OR EXPIRATION OF TIME TO APPEAL WITHOUT AN APPEAL BEING TAKEN, IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.12 SHALL AFFECT THE RIGHT OF THE HOLDERS OF NOTES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY HOLDER OR HOLDERS OF NOTES TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY JURISDICTION.
                                        -45-

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
EXHIBIT 4.5 continued


               10.13. Usury Not Intended; Savings Provisions. Notwithstanding any provision to the contrary contained in this Agreement, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Agreement which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable laws. In this connection, the Company and the Purchasers stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Agreement shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. The Company shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received on the Notes produces a rate which exceeds the maximum rate permitted by applicable laws, the holders of the Notes shall credit against the principal of the Notes (or, if the Notes shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Notes, so that the interest rate is uniform throughout the full term of the Notes. The provisions of this Section 10.13 shall control all agreements, whether now or hereafter existing and whether written or oral, between the Company, the Purchasers and each other holder of the Notes.
                  [The rest of this page intentionally left blank.]
                                        -46-

EXHIBIT 4.5 continued


               IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.
                    COMPANY:            JOHN H. HARLAND COMPANY
                                        By:  ______________
                                             /s/ William M. Dollar
                                        Title:  Vice President, Treasurer &
CFO
                    PURCHASERS:         AMERICAN GENERAL LIFE AND ACCIDENT
                                        INSURANCE COMPANY
                                        By:  ____________
                                             /s/ Julia S. Tucker
                                        Title:  Investment Officer
                                        CENTURY LIFE OF AMERICA
                                        By:  Century Investment Management
          Company
                                        By:  __________
                                             /s/ Donald Heltner
                                        Title:  Vice President
                                        CONNECTICUT MUTUAL LIFE INSURANCE
                                        COMPANY
                                        By:  _______________
                                             /s/ Lawrence D. Stillman
                                        Title:  Senior Investment Officer
                                        CUNA MUTUAL INSURANCE SOCIETY
                                        By:  Century Investment Management
                                        Company
                                        -47-

EXHIBIT 4.5 continued


                                        By:  __________
                                             /s/ Donald Heltner
                                        Title:  Vice President
                                        -48-

EXHIBIT 4.5 continued


                                        JEFFERSON-PILOT LIFE INSURANCE
                                        COMPANY
                                        By:  ____________
                                             /s/ H. Lusby Brown
                                        Title:  Second Vice President
                                        FEDERATED LIFE INSURANCE COMPANY
                                        By:  MIMLIC Asset Management
                                        Company
                                        By:  ____________
                                             /s/ Lynne M. Mills
                                        Title:  Vice President
                                        FEDERATED MUTUAL INSURANCE COMPANY
                                        By:  MIMLIC Asset Management
                                        Company
                                        By:  ____________
                                             /s/ Lynne M. Mills
                                        Title:  Vice President
                                        GULF LIFE INSURANCE COMPANY
                                        By:  ____________
                                             /s/ Julia S. Tucker
                                        Title:  Investment Officer
                                        MIMLIC FUNDING, INC.
                                        By:  MIMLIC Asset Management
          Company
                                        By:  ____________
                                             /s/ Lynne M. Mills
                                        Title:  Vice President
                                        -49-

EXHIBIT 4.5 continued

EXHIBIT 4.5 continued


                                        THE MINNESOTA MUTUAL LIFE
                                        INSURANCE COMPANY
                                        By:  MIMLIC Asset Management
          Company
                                        By:  ________
                                             /s/ Alan Notvik
                                        Title:  Vice President
                                        MUTUAL TRUST LIFE INSURANCE
                                        COMPANY
                                        By:  MIMLIC Asset Management
          Company
                                        By:  ________
                                             /s/ Alan Notvik
                                        Title:  Vice President
                                        NATIONAL TRAVELERS LIFE COMPANY
                                        By:  MIMLIC Asset Management
          Company
                                        By:  ________
                                             /s/ Alan Notvik
                                        Title:  Vice President
                                        PROVIDENT LIFE AND ACCIDENT
                                        INSURANCE COMPANY
                                        By:  ____________
                                             /s/ James T. Rogers
                                        Title:  Vice President
                                        THE RELIABLE LIFE INSURANCE
                                        COMPANY
                                        By:  MIMLIC Asset Management
          Company
                                        -51-

EXHIBIT 4.5 continued


                                        By:  ________
                                             /s/ Alan Notvik
                                        Title:  Vice President
                                        -52-

EXHIBIT 4.5 continued


                                     SCHEDULE I
                                     __________
                      Principal Amount of Notes to Be Purchased
                      _________________________________________
          AMERICAN GENERAL LIFE AND ACCIDENT                     $7,500,000
          INSURANCE COMPANY
          All payments to be by wire transfer of immediately available funds, with sufficient information (including interest rate, maturity date, interest amount, principal amount and Make-Whole Amount, if applicable) to identify the source and application of such funds, to:
               ABA#011000028
               State Street Bank and Trust Company
               Boston, MA  02101
               Re: American General Life and Accident Insurance Company AC-0125-934-0
               OBI=Description of payment
               Fund Number PA 10
          Payment notices to:
               American General Life and Accident Insurance Company
               and PA 10
               c/o State Street Bank and Trust Company
               State Street South
               108 Myrtle Street
               North Quincy, MA  02171
               Facsimile Number:  (617) 985-4923
          Duplicate payment notices and all other correspondences to:
               American General Life and Accident Insurance Company
               c/o American General Corporation
               2929 Allen Parkway
               Houston, Texas  77019
               Attn:  Private Placements, A37-01
               Facsimile Number:  (713) 831-1366
               Tax Identification Number:  62-0306330
                                        -53-

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
EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          CENTURY LIFE OF AMERICA                                $4,300,000
          Name of nominee in which Notes are to be issued:  Atwell &
          Company
          All payments by wire transfer of immediately available federal funds to:
               USTRUST NYC
               ABA 021001318
               ACCT # 473633
               FBO Century Life of America
               Income Collections Dept.
          with sufficient information to identify the source and
          application of such funds; with reference to PPN # 412693 A# 0, payment date, and par value of security on wire.
          All notices of payments and written confirmations of such wire transfers:
               CUNA Mutual Insurance Group
               Cash Management Department
               P.O. Box 391
               Madison, WI  53701
               Attn:  Kris Conway
          All other communications:
               CUNA Mutual Insurance Group
               Securities Management Department
               5910 Mineral Point Road
               Madison, WI  53705
               Attn:  Private Placements
               Facsimile Number:  (608) 238-2316
          Tax Identification Number:  13-6065575
                                        -54-

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
EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          CONNECTICUT MUTUAL LIFE INSURANCE COMPANY              $20,000,000
          To be registered to:  Connecticut Mutual Life Insurance Co.
          To be issued as four separate Notes of $5,000,000 each.
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               The Bank of New York
               ABA #021000018  BNF:IOC566
               Attn:  P & I Department
               FOR:  Connecticut Mutual Life
          Insurance Co.
               with sufficient information (including issuer, interest
               rate, private placement number, maturity, and whether
               payment is of principal, interest, and/or premium) to
               identify the source and application of funds.
          All notices of payment on or in respect of the Notes and written confirmation of each such payment shall be sent to:
               Connecticut Mutual Life Insurance
               Co.
               c/o The Bank of New York
               P.O. Box 19266
               Attn:  P & I Department
               Newark, NJ  07195
               with a copy to:
               Connecticut Mutual Life Insurance
               Co.
               140 Garden Street
               Hartford, CT 06154
               Attn:  Securities Accounting/Carol
               Vojtila
          All other communication (such as annual reports, statements, waivers, amendments) should be mailed to:
               Connecticut Mutual Life Insurance
               Company
               140 Garden Street
               Hartford, CT  06154
               Attn:  Private Placements, MS 272
                                        -55-

EXHIBIT 4.5 continued


               with a copy to:
               Connecticut Mutual Life Insurance
               Co.
               c/o The Bank of New York
               P.O. Box 19266
               Attn:  P & I Department
               Newark, NJ  07195
          Tax Identification Number:  06-0304620
                                        -56-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          CUNA MUTUAL INSURANCE SOCIETY                          $4,000,000
          Name of nominee in which Notes are to be issued:  Atwell &
          Company
          All payments by wire transfer of immediately available federal funds to:
               USTRUST NYC
               ABA 021001318
               ACCT # 473633
               FBO CUNA Mutual Insurance Group
               Income Collections Dept.
          with sufficient information to identify the source and
          application of such funds; with reference to PPN # 412693 A# 0, payment date, and par value of security on wire.
          All notices of payments and written confirmations of such wire transfers:
               CUNA Mutual Insurance Group
               Cash Management Department
               P.O. Box 391
               Madison, WI  53701
               Attn:  Kris Conway
          All other communications:
               CUNA Mutual Insurance Group
               Securities Management Department
               5910 Mineral Point Road
               Madison, WI  53705
               Attn:  Private Placements
               Facsimile Number:  (608) 238-2316
          Tax Identification Number:  13-6065575
                                        -57-

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
EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          JEFFERSON-PILOT LIFE INSURANCE COMPANY                 $8,400,000
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               NationsBank of North Carolina
               ABA #053-000-196
               Charlotte, NC
               Account of:  Jefferson-Pilot Life
               Insurance Co.
               Account No.:  020 000 014
               Attn:  Cathy Crisson, (919) 691-
               3133
          With sufficient information to identify the issue to which the payment relates and the amount of principal, interest and premium.
          All notices and communication should be
          addressed to:
               Jefferson-Pilot Life Insurance
               Company
               P.O. Box 21008
               Greensboro, NC  27420
               Attn:  Securities Service Division
               3630
          Tax Identification Number:  56-0359860
                                        -58-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          FEDERATED LIFE INSURANCE COMPANY                       $1,000,000
          Name of nominee in which Notes are to be issued:  Tour & Co.
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               Trust Department, Norwest Bank,
               ACCT # 0840-245,
               Attn:  Terri Burks,
               for credit to Federated Life Insurance Company,
               Account #12364500, ABA # 091000019
          With sufficient information to identify the source and
          application of funds.
          All notices and communication should be addressed to:
               Federated Life Insurance Company
               c/o MIMLIC Asset Management Company
               400 North Robert Street
               St. Paul, MN  55101
               Attn:  Client Administrator
               Facsimile Number:  (612) 223-5959
          Tax Identification Number:  41-6022443
                                        -59-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          FEDERATED MUTUAL INSURANCE COMPANY                     $2,000,000
          Name of nominee in which Notes are to be issued:  Tour & Co.
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               Trust Department, Norwest Bank,
               Account # 0840-245, Attn:  Terri Burks,
               for credit to Federated Mutual Insurance Company,
               Account # 12364600, ABA# 091000019
          With sufficient information to identify the source and
          application of funds.
          All notices and communications should be addressed to:
               Federated Mutual Insurance Company
               c/o MIMLIC Asset Management Company
               400 North Robert Street
               St. Paul, MN  55101
               Attn:  Client Administrator
               Facsimile Number:  (612) 223-5959
          Tax Identification Number:  41-0417460
                                        -60-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          GULF LIFE INSURANCE COMPANY                            $7,500,000
          All payments to be by wire transfer of immediately available funds, with sufficient information (including interest rate, maturity date, interest amount, principal amount and Make-Whole Amount, if applicable) to identify the source and application of such funds, to:
               ABA# 011000028
               State Street Bank and Trust Company
               Boston, MA  02101
               Re:  Gulf Life Insurance Company
               AC-2908-362-3
               OBI=Description of payment
               Fund Number PA 25
          Payment notices to:
               Gulf Life Insurance Company and PA 25
               c/o State Street Bank and Trust Company
               State Street South
               108 Myrtle Street
               North Quincy, MA  02171
               Facsimile Number:  (617) 985-4923
          Duplicate payment notices and all other correspondences to:
               Gulf Life Insurance Company
               c/o American General Corporation
               2929 Allen Parkway
               Houston, Texas  77019
               Attn:  Private Placements, A37-01
               Facsimile Number:  (713) 831-1366
          Tax Identification Number:  59-0276160
                                        -61-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          MIMLIC FUNDING, INC.                                   $2,400,000
          Name of nominee in which Notes are to be issued:  VAR & Co.
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               First Bank N.A., Minneapolis, MN,
               ABA # 091-0000-22,
               for further credit to First Trust, N.A.,
               Acct # 180121167365, TSU:  020,
               for credit to Account # 12603650 (MIMLIC Funding, Inc.)
               Attn:  Peggy Sime, # (612) 244-0647
          With sufficient information to identify the source and
          application of funds.
          All notices and communication should be addressed to:
               MIMLIC Funding, Inc.
               c/o MIMLIC Asset Management Company
               400 North Robert Street
               St. Paul, MN  55101
               Attn:  Client Administrator
               Facsimile Number:  (612) 223-5959
          Tax Identification Number:  41-1630884
                                        -62-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY            $16,100,000
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               The Federal Reserve Bank of Minneapolis,
               For the Account of The First Bank National Association, Minneapolis, Minnesota
               ABA # 091-0000-22,
               BNF The Minnesota Mutual Life Insurance Company,
               Account # 801-10-00600
          With sufficient information to identify the source and
          application of funds.
          All notices and communication should be addressed to:
               The Minnesota Mutual Life Insurance Company
               400 North Robert Street
               St. Paul, Minnesota  55101
               Attn:  Investment Department
               Facsimile Number:  (612) 223-5959
          Tax Identification Number:  41-0417830
                                        -63-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          MUTUAL TRUST LIFE INSURANCE COMPANY                    $1,000,000
          Name of nominee in which Notes are to be issued:  ELL & Co.
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               The Northern Trust Company, Chicago, Illinois,
               ABA # 071000152,
               for credit to wire Account # 5186041000,
               for further credit to Mutual Trust Life Insurance Company, Account # 26-00621, Attn: MBS Department
          With sufficient information to identify the source and
          application of funds.
          All notices and communication should be addressed to:
               Mutual Trust Life Insurance Company
               c/o MIMLIC Asset Management Company
               400 North Robert Street
               St. Paul, MN  55101
               Attn:  Client Administrator
               Facsimile Number:  (612) 223-5959
          Tax Identification Number:  36-1516780
                                        -64-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          NATIONAL TRAVELERS LIFE COMPANY                        $1,500,000
          Name of nominee in which Notes are to be issued:  VAR & Co.
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               First Bank N.A., Minneapolis, MN,
               ABA # 091-0000-22,
               for further credit to First Trust N.A.,
               Account # 180121167365, TSU:  020,
               for credit to National Travelers Life Company,
               Account # 12609110, Attn:  Sheldon Sobro, # (612) 244-0648
          With sufficient information to identify the source and
          application of funds.
          All notices and communication should be addressed to:
               National Travelers Life Company
               c/o MIMLIC Asset Management Company
               400 North Robert Street
               St. Paul, MN  55101
               Attn:  Client Administrator
               Facsimile Number:  (612) 223-5959
          Tax Identification Number:  42-0432940
                                        -65-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY          $8,300,000
          Name of nominee in which Notes are to be issued:  PEPA & CO.
          In case of payment on account of the
          Notes:
          By bank wire transfer of Federal funds together with an advice setting forth (a) the full name, interest rate and maturity date of the Note; (b) allocation of payment between principal and interest; (c) name of Issuer; and (d) confirmation of principal balance to:
               PEPA & CO.
               c/o BT CO.
               ABA #021 001 033
               PVT PLACEMENT PROC #99 911 145
               FOR CREDIT A/C #99296
               PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
               with sufficient information to identify the source and application of funds
          In the case of all communications with respect to payments and all other communications to:
               Provident Life and Accident
               Insurance Company
               Investment Department
               One Fountain Square
               Chattanooga, Tennessee  37402
               Attention:  Private Placements
          Tax Identification Number:  13-2895637
                                        -66-

EXHIBIT 4.5 continued


                                                              Principal Amount
                                                                  of Notes
          Purchaser                                               ________
          _________
          THE RELIABLE LIFE INSURANCE COMPANY                    $1,000,000
          All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:
               Mercantile Bank St. Louis,
               ABA # 08-1000-210,
               for the account of Reliable Life Insurance Company,
               Account # 1000602969
          With sufficient information to identify the source and
          application of funds.
          All notices and communication should be
          addressed to:
               The Reliable Life Insurance
          Company
               c/o MIMLIC Asset Management
          Company
               400 North Robert Street
               St. Paul, MN  55101
               Attn:  Client Administrator
               Facsimile Number:  (612) 223-5959
          Tax Identification Number:  43-0476110
                                        -67-

EXHIBIT 4.5 continued


                                       ANNEX I
                       List of Subsidiaries and Jurisdictions
                      in Which the Company and Its Subsidiaries
                        Are Qualified as Foreign Corporations
          _______________________
          John H. Harland Company
          Alabama*                 Arkansas*                Arizona
          California*              Colorado*                Connecticut
          Delaware                 Florida*                 Georgia
          Idaho                    Illinois                 Indiana
          Iowa*                    Louisiana*               Maryland*
          Massachusetts*           Michigan*                Minnesota*
          Mississippi*             Missouri                 New Jersey*
          New Mexico*              New York*                North
          Carolina*
          Ohio*                    Oklahoma*                Oregon*
          Pennsylvania*            Rhode Island             South
          Carolina*
          Tennessee*               Texas*                   Utah*
          Virginia*                Washington*              Wisconsin
          __________________________________________________________
          J. William Company (subsidiary of John H. Harland Company)
          Georgia*                 South Carolina
          _______________________________________________________________
          Centralia Holding Corp. (subsidiary of John H. Harland Company)
          Georgia                  Washington
          _________________________________________________________
          Harland ATM Services, Inc. (subsidiary of John H. Harland
          ___________________________
          Company - sold during 1993)
          Georgia
          _____________________________________________________________
          John H. Harland Company of Puerto Rico (subsidiary of John H.
          ________________
          Harland Company)
          Georgia*
          _____________________________________________________________
          The Check Store, Inc. (subsidiary of John H. Harland Company)
          Georgia
          __________________________________________________
          P.P., Inc. (subsidiary of John H. Harland Company)
          Indiana
                                        -68-

EXHIBIT 4.5 continued


          ______________________________________________________________
          Scantron Holding Corp. (subsidiary of John H. Harland Company)
          Delaware
                                        -69-

EXHIBIT 4.5 continued

                       List of Subsidiaries and Jurisdictions
                      in Which the Company and Its Subsidiaries
                        Are Qualified as Foreign Corporations
          ____________________________________________________________
          Scantron Corporation (subsidiary of John H. Harland Company)
          Alabama*                 Arkansas*                California*
          Colorado*                Delaware                 District of
          Columbia
          Florida*                 Georgia                  Kansas
          Kentucky                 Iowa*                    Louisiana*
          Maryland*                Massachusetts*           Michigan*
          Minnesota*               Mississippi*             New Mexico*
          New York*                North Carolina*          Ohio*
          Oklahoma*                Oregon*                  Pennsylvania*
          South Carolina*          Tennessee*               Texas*
          Utah*                    Virginia*                Washington*
          West Virginia
          ___________________________________________________________
          Scan-tron Caribe, Inc. (subsidiary of Scantron Corporation)
          Delaware*
                                        -70-

EXHIBIT 4.5 continued


                                      ANNEX II
                                Description of Liens
          ___________
          Description                             ______________________
                                                  Face Value Outstanding
          Industrial Revenue Bond (John H. Harland Company
          Project) Series 1984 issued by the Newton County
          Industrial Development Authority,secured by plant located
           in Newport County, Georgia - Due on Demand$4,000,000
          Capitalized Lease Obligations - Scantron  $1,095,609
          Automobiles
          Capitalized Lease Obligations - principally $152,060
          printing equipment relating to Interchecks
          acquisition
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                                      ANNEX III
                                List of Indebtedness
          ___________
          Description                             ______________________
                                                  Face Value Outstanding
          Industrial Revenue Bond (John H. Harland Company
          Project) Series 1984 issued by the Newton County
          Industrial Development Authority- Due on Demand$4,000,000 Scantron Corporation 6 3/4% Convertible $10,957,000
          Debentures Due 2011
          Amounts Borrowed under Uncommitted       $78,000,000(A)
          Lines of Credit (to be repaid concurrently
          with this financing)
          Term Loan - Trust Company Bank 6.626%    $15,000,000(B)
          Due December 2003 (to be funded on or
          before December 17, 1993)
          Capitalized Lease Obligations - Scantron  $1,095,609
          Automobiles
          Capitalized Lease Obligations - principally $152,060
          printing equipment relating to Interchecks
          acquisition
          (A)  As of December 15, 1993.
          (B) Not presently outstanding. To be funded on or before December 17, 1993.
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                                      EXHIBIT A
                                      _________
                               JOHN H. HARLAND COMPANY
                                 6.60%  SENIOR NOTE
                                Due December 30, 2008
                                   _______________
          Registered Note No. R-____
               _________________
          $_______________
               JOHN H. HARLAND COMPANY, a Georgia corporation (the "Company"), for value received, hereby promises to pay to ______________________________ or registered assigns, on the thirtieth day of December, 2008, the principal amount of ____________________ Dollars ($_________) and to pay interest
          (computed on the basis of a 360-day year of twelve 30-day
          months) on the principal amount from time to time remaining unpaid hereon at the rate of six and sixty one-hundredths percent (6.60%) per annum from the date hereof until maturity, payable on June 30 and December 30 in each year, commencing
          June 30, 1994, and at maturity, and to pay interest on overdue principal, Make-Whole Amount (as defined in the hereinafter defined Note Agreement) and (to the extent legally enforceable) on any overdue installment of interest at a rate equal to the greater of (i) a rate per annum equal to the prime rate of interest publicly announced from time to time by Morgan Guaranty Trust Company, changing as and when said prime rate changes, and
          (ii) eight and sixty one-hundredths percent (8.60%) per annum, after maturity or the due date thereof, whether by acceleration or otherwise, until paid. Payments of the principal of, the Make-Whole Amount, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner provided in the Note Agreement (hereinafter defined).
               This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of December 1, 1993, entered into between the Company and the Purchasers listed on
          Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein.  The provisions of the Note Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.
               As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied
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          by a written instrument of transfer duly executed by the
          registered holder hereof or his attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
               This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon, all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain required prepayments on June 30 and December 30 of each year, commencing June 30, 2004 and certain optional prepayments, which require the payment of a Make-Whole Amount (as defined in the Note Agreement), if any.
               Should the indebtedness represented by this Note or any
          part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.
               This Note and said Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.
                                        JOHN H. HARLAND COMPANY
                                        By:_______________________________
          _______
                                        Its:______________________________
          ________
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                                      EXHIBIT B
                                      _________
                              LEGAL OPINION OF SPECIAL
                             COUNSEL FOR THE PURCHASERS
               The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:
               1. The Company is a corporation organized and validly existing in good standing under the laws of the State of
          Georgia, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Note.
               2. The Agreement has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
               3. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
               4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Note under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
               5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Articles of Incorporation or by-laws of the Company.
               The legal opinion of King & Spalding, counsel for the Company, delivered to the Purchasers pursuant to the Agreement, is satisfactory in form and scope to counsel to the Purchasers,
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          and, in such counsel's opinion, the Purchasers and they are justified in relying thereon.  With respect to matters of
          Georgia law, Gardner, Carton & Douglas may rely, without independent investigation, upon the opinion of King & Spalding.
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                                      EXHIBIT C
                                      _________
                              LEGAL OPINION OF COUNSEL
                                   FOR THE COMPANY
               The opinion of King & Spalding, counsel for the Company,
          shall be to the effect that:
               1. Each of the Company and the Subsidiaries of the Company listed as such in Annex I to the Agreement is a corporation organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to carry on the business now being conducted by it and to own its Property. The Company has no Subsidiaries, other than the Subsidiaries listed on Annex I to the Agreement.
               2. Each of the Company and its Subsidiaries is duly qualified and in good standing as foreign corporations in the jurisdictions enumerated in Annex I to the Agreement and such jurisdictions are all of the jurisdictions where the nature of its business or the character of its Properties makes such qualification or licensing necessary, except for such jurisdictions where, individually or in the aggregate, failure to so qualify would not have a Material Adverse Effect.
               3. The Agreement has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)
               4. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
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               5.  No authorization, approval or consent of any
          governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale of the Note, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Company in connection with such offer, issuance and sale.
               6. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with, or result in any breach of any of the provisions of, or constitute a default (whether or not waived) under, or result in the creation or imposition of any Lien or encumbrance upon any of the Property of the Company or any Subsidiary pursuant to, the provisions of the Certificate of Incorporation, by-laws or other charter document of the Company or any Subsidiary or any mortgage, indenture, loan agreement or other agreement or instrument under which the Company or its Property or any Subsidiary or its Property is bound.
               7. There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against or affecting the Company or its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which
          (i) would contest or affect the execution, validity or performance of the Agreement or the Notes or restrain or enjoin the issuance and delivery of the Notes or (ii) might result, either individually or collectively, in any Material Adverse Change.
               8. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and are owned by the Company or such other Subsidiary identified on Annex I to the Agreement, free and clear of any lien or encumbrance.
               9. The issuance and sale of the Notes and compliance with the terms and provisions of the Agreement and the Notes will not result in a breach or violation of any of the terms, conditions, or provisions of any law or regulation (including any usury laws), order, writ, injunction or decree of any court or governmental authority applicable to the Company.
               10. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
               11. The issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with
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          Regulation G, T, U or X of the Board of Governors of the Federal
          Reserve System (12 C.F.R., Chapter II).
               12. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.
               The opinion of King & Spalding shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. Such opinion shall also state that counsel to the Purchasers and any successor or assign of a Purchaser may rely on such opinion.
                                        -79-